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                                                                    Exhibit 99.4




                       NONQUALIFIED STOCK OPTION AGREEMENT
             UNDER THE DUSA PHARMACEUTICALS, INC. 1996 OMNIBUS PLAN


         AGREEMENT made and entered into as of the 23rd day of June, 1999, by and between DUSA Pharmaceuticals, Inc., a corporation incorporated under the laws of the State of New Jersey (the "Company"), and PARTEQ RESEARCH & DEVELOPMENT INNOVATIONS, with offices in the Province of Ontario, CANADA (the "Grantee").

         WHEREAS, pursuant to the DUSA Pharmaceuticals, Inc. 1996 Omnibus Plan, as amended, (the "Plan"), the Company has determined that its interests will be advanced by providing an incentive to the Grantee to acquire a proprietary interest in the Company and, as a shareholder, to share in its success, with added incentive to work effectively for and in the Company's interest; and

         WHEREAS, the Board of Directors of the Company approved a resolution, effective June 23, 1999, directing the officers of the Company to grant non-qualified stock options for 10,000 shares of the Company's common stock without par value ("Common Stock") to the Grantee; and

         WHEREAS, PARTEQ has determined to assign a certain number of said options to the individuals providing services to the Company and the Company has determined to acknowledge such assignments;

         NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties hereby agree as follows:


                                    SECTION 1
                                      GRANT

         1.1 The Company hereby grants to the Grantee, as partial consideration for services under an Extension of Research Agreement dated June 22, 1999, the right and option (the "Option") to purchase, in accordance with the vesting rights outlined in Sections 3.1 and 3.6 hereof, up to 6,834 shares of authorized but unissued Common Stock of the Company on the terms and conditions herein set forth in this Agreement.


                                    SECTION 2
                                      PRICE

         2.1 The purchase price of the shares of Common Stock subject to this Option shall be the fair market value of the shares of Common Stock on the date of the grant ($9.25 per share)(the "Exercise Price").




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                                    SECTION 3
                                WHEN EXERCISABLE

         3.1 The aggregate number of shares of Common Stock of the Company optioned by this Agreement (the "Optioned Shares") shall vest in the Grantee as follows:

                  (a) one-quarter of the Option on the first anniversary of the day of the grant, being June 23, 2000;

                  (b) one-quarter of the Option on the second anniversary of the day of the grant, being June 23, 2001;

                  (c) one-quarter of the Option on the third anniversary of the day of the grant, being June 23, 2002; and

                  (d) one-quarter of the Option on the fourth anniversary of the day of the grant, being June 23, 2003;

         and, except as provided by Sections 3.6 and 6.3 hereof, the Grantee shall only be entitled to exercise this Option, in whole or in part, in the amounts set out above and from and after the dates so specified.

         3.2 Subject to Sections 3.1 and 3.6 hereof, the Grantee shall have the right, at any time prior to 5:00 p.m. (Eastern Standard Time) on the date prior to the tenth anniversary date hereof, being June 22, 2009, provided that if such day is not a day on which the Company is open for business then on the first following day on which the Company is open for business, to exercise this Option for any number of the Optioned Shares up to the maximum number of shares specified in Section 1.1 above.

         3.3 No less than one thousand (1,000) shares may be purchased upon any one exercise of the Option granted hereby unless the number of shares purchased at such time is the total number of shares in respect of which the Option hereby granted is then exercisable.

         3.4 In no event shall any Option granted hereby be exercisable for a fractional share.

         3.5 From time to time, in its discretion, the Committee may offer the Grantee the right to cancel any Option granted hereunder in exchange for such consideration as the Committee shall determine.

         3.6 Notwithstanding anything contained in Sections 1 and 3.1 hereof, the Option shall continue to vest in the Grantee only so long as the Grantee shall continue to provide research services to the Company. Should the Grantee cease to provide services in all such capacities, the Option shall not further vest or become exercisable.


                                    SECTION 4
                                 HOW EXERCISABLE

         4.1 Subject to such administrative regulations as the Committee may from time to time adopt, the Grantee or beneficiary shall, in order to exercise this Option give to the Company at its principal office notice in writing in the form of Schedule A hereto setting out the number of Optioned Shares with respect to which the Option is being exercised. The notice must be accompanied by payment of a certified check, official bank cashier's check or money

                                       -2-

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         order in an amount equal to the Exercise Price multiplied by the number of shares requested and a duly executed copy of this Agreement.

         4.2 Any notice under this Section shall include an undertaking to furnish or execute such documents as the Committee in its discretion shall deem necessary (i) to evidence such exercise, in whole or in part, of the Option evidenced by this Agreement, (ii) to determine whether registration is then required under the Securities Act of 1933, or any other law, as then in effect, and (iii) to comply with or satisfy the requirements of the Securities Act of 1933, or any other law, as then in effect.

         4.3 The Grantee agrees that all shares purchased by him or her under the Option will be acquired for investment, not distribution, and that any notice of exercise of the Option must be accompanied by a written representation to that effect, signed by the Grantee.


                                    SECTION 5
                              TERMINATION OF OPTION

         5.1 The Option granted hereby shall terminate and be of no force or effect upon the expiration of ten years from the date of the Grant unless terminated prior to such time as provided in Section 3.6 hereof.

         5.2 Any determination made by the Committee with respect to any matter referred to in this Section 5 shall be final and conclusive on all persons affected thereby. Service to the Company shall be deemed to include service to any subsidiary of the Company by the Grantee.


                                    SECTION 6
                              ADJUSTMENTS TO OPTION

         6.1 Subject to any required action by the Committee and the Company's shareholders, the number of shares provided for in the Option, the price per share thereof and the number of shares provided for in the Plan shall be proportionately adjusted for any increase or decrease in the number of issued shares of the Company resulting from the payment of a share dividend, a share split or any transaction which is a "corporate transaction" (as defined in the Treasury regulations promulgated under Section 424 of the Code.

         6.2 Subject to any required action by the Committee and the Company's shareholders, if the Company shall be the surviving entity in any merger or consolidation, or after a consolidation of the Company and one or more entities in which the resulting entity is an independent entity, the Option shall pertain to and apply to the securities of the surviving entity in an amount that the board of directors of the surviving entity, at its sole discretion, determines to be equivalent, as nearly as practicable, to the nearest whole number and class of shares that were subject to the Option. These shares of stock or other securities shall, after such merger or consolidation, be deemed to be shares for all purposes of the Plan. The aforesaid adjustments, when applicable, shall be made by the Committee, and the Committee's determination shall be final, binding and conclusive.

         6.3 In the event of a Change of Control (as defined below), any and all outstanding Options not fully vested shall automatically vest in full and shall be immediately exercisable. The date on which such accelerated vesting and immediate exercisability shall occur shall be the date of the occurrence of the Change of Control.


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                  A "Change of Control" shall be deemed to have taken place upon
         (i) the acquisition by a third person, including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, of shares of the Company having 50% or more of the total number of votes that may be cast for the election of Directors of the Company;
         (ii) shareholder approval of a transaction for the acquisition of the Company, or substantially all of its assets by another entity or for a merger, reorganization, consolidation or other business combination to which the Company is a part; or (iii) the election during any period of 24 months or less of 50% or more of the Directors of the Company where such Directors were not in office immediately prior to such period provided, however, that no "Change of Control" shall be deemed to have taken place if the Directors of the Company in office on the date of adoption of the Plan, or their successors in office nominated by such Directors, affirmatively approve a resolution to such effect.

                  Except as provided with respect to a Grantee in his or her stock option agreement or other controlling agreement between him or her and the Company, to the extent that the acceleration, exercisability or parachute payment attributable to the Option following a Change of Control would result in "excess parachute payments"1 when the former are aggregated with other payments or benefits to the Grantee (whether or not payable by the Plan), such parachute payments or benefits provided to a Grantee under this Agreement shall be reduced to the extent necessary so that no portion thereof shall be subject to the excise tax imposed by Section 4999 of the Code. This reduction will only be made if it will cause the Grantee's net after-tax benefit to exceed the net after-tax benefit that would have existed if such reduction were not made. "Net after-tax benefit" shall be the sum of (i) all payments and benefits which a Grantee receives or is entitled to receive that would constitute a "parachute payment" under Section 280G of the Code, less (ii) the amount of federal income taxes payable with respect to the payments and benefits described in (i) above, calculated at the maximum marginal income tax rate2 for the year in which such payments and benefits shall be paid to the Grantee, less (iii) the amount of excise taxes imposed with respect to the payments and benefits described in (i) above by
         Section 4999 of the Code.

         6.4 In the event of a change in the Company's shares which is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be shares within the meaning of the Plan.

         6.5 Except as herein before expressly provided in Paragraphs 6.1, 6.2,
         6.3 and 6.4 of this Section 6, the Grantee shall have no rights by reason of any subdivision or consolidation of shares of any class or payment of any share dividend or any other increase or decrease in the number of shares of any class or by reason of any dissolution, liquidation, merger, consolidation or spin-off of assets or stock of another corporation and any issuance by the Company of shares of any class, or securities convertible into shares of any class, shall not affect the Option, and no adjustment by reason thereof shall be made with respect to the number or price of the Company's shares subject to the Option. The grant of the Option shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets.



----------------

         1"Excess parachute payments" are defined in Section 280G of the Code and are determined by tax counsel of the Company.

         2This rate is based on the rate for the year set forth in the Code at the time of the first payment to the participant.

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                                    SECTION 7
                                    TRANSFER

         7.1 This Option shall not be transferable by any individual Grantee in any way other than by will and the laws of descent and distribution. During the lifetime of any individual Grantee, or the existence of any other Grantee, the Option shall be exercisable only by him, her or it. Any other attempted assignment, transfer, pledge, hypothecation or other disposition of the Option by any Grantee shall be void and have no effect unless in accordance with the terms set forth herein.


                                    SECTION 8
                                WITHHOLDING TAXES

         8.1 The Company shall have the right to retain and withhold from any payment, under the Option granted, any amount that is to be withheld or otherwise deducted and paid with respect to such payment. At its discretion, the Company may require the Grantee, if he or she receives shares under a nonqualified stock option grant, to reimburse the Company for any taxes that are required to be withheld by the Company, and may withhold any distribution in whole or in part until the Company is so reimbursed. In lieu thereof, the Company shall have the right to withhold from any other cash amounts due (or to become due) to the Grantee an amount equal to such taxes required to be withheld by the Company to reimburse the Company for any such taxes, or the Company may retain and withhold a number of shares of Common Stock having a market value not less than the amount of such taxes and cancel (in whole or in part) any shares of Common Stock so withheld in order to reimburse the Company for any such taxes.


                                    SECTION 9
                            IMPACT ON OTHER BENEFITS

         9.1 The value of the Option (either on the date of grant of the Option or at the time the shares are vested) shall not be includable as compensation or earnings for purposes of any other benefit plan offered by the Company.


                                   SECTION 10
                                 ADMINISTRATION

         10.1 The Committee shall have full authority and discretion (subject only to the express provisions of the 1996 Omnibus Plan, as amended) to decide all matters relating to the administration and interpretation of the Plan and this Agreement. All such Committee determinations shall be final, conclusive and binding upon the Company, the Grantee and any and all interested parties.


                                   SECTION 11
                       AGREEMENT TO CONTINUE IN EMPLOYMENT
                           OR SERVICE AS A CONSULTANT

         11.1 Nothing in the Plan or this Agreement shall confer on a Grantee any right to continue in the employ of the Company or in the service of the Company as a consultant or interfere in any way with the right of the Company to terminate its employment or consultantship at any time.

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                                   SECTION 12
                                  AMENDMENT(S)

         12.1 This Agreement shall be subject to the terms of the Plan as amended except that the Option that is the subject of this Agreement may not in any way be amended or terminated without the Grantee's written consent.


                                   SECTION 13
                                FORCE AND EFFECT

         13.1 The various provisions of this Agreement are severable in their entirety. Any determination of invalidity or unenforceability of any one provision shall have no effect on the continuing force and effect of the remaining provisions.


                                   SECTION 14
                         NOTICE OF DISPOSITION OF SHARES

         14.1 The Grantee agrees that if it, he or she should dispose of any shares of Common Stock acquired on the exercise of the Option, including a disposition by sale, exchange, gift or transfer of legal title within six months of the date such shares are transferred to the Grantee, the Grantee will notify the Company promptly of such disposition.


                                   SECTION 15
                                     NOTICES

         15.1 All notices which may be or are required to be given by one party to the other party pursuant to this Agreement shall be in writing and shall be mailed by first class or certified mail, return receipt requested, postage prepaid, or transmitted by hand delivery as follows:

            If to the Company:        DUSA Pharmaceuticals, Inc.
                                      181 University Avenue, Suite 1208
                                      Toronto, Ontario, M5H 3M7
                                      CANADA

                                      Attention:  Dr. D. Geoffrey Shulman


            If to the Grantee:        PARTEQ RESEARCH & DEVELOPMENT INNOVATIONS
                                      Queen's University
                                      BioSciences Complex, Room 1625
                                      Kingston, Ontario K7L 3N6
                                      CANADA

                                      Attention:  Mr. John P. Molloy,
                                                  Acting Executive Director

            or such other address as to which either party may from time to time notify the other as aforesaid.

                                   SECTION 16
                            RESTRICTIONS ON TRANSFER


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         16.1 The Grantee understands and acknowledges that it, he or she is subject to certain restrictions on transfer under the Securities Act of 1933 of the United States, as amended, (the "1933 Act") of the shares issued pursuant to the exercise of the Option; such restrictions provide that the shares may not be sold without registration or exemption from registration under the 1933 Act; and, for purposes of the Securities Act (Ontario) (the "Ontario Act"), the first trade of such shares, other than a trade exempted by the Ontario Act, will be a distribution unless the Company has been a reporting issuer for at least twelve (12) months and the Company is not in default of any requirement of the Ontario Act, disclosure has been made to the Ontario Securities Commission of the exempt trade, no unusual effort is made to prepare the market or create a demand for the shares, and no extraordinary commission or consideration is paid with respect to the trade, provided that such first trade is not from the holdings of a so-called "control block".


                                   SECTION 17
                             REPORTING REQUIREMENTS

         17.1 The Grantee understands and acknowledges that it, he or she may be subject to certain reporting requirements upon his receipt and exercise of the Option, and in connection therewith, upon the receipt and exercise of the Option, the Grantee agrees to timely file with the Securities and Exchange Commission, the National Association of Securities Dealers, Inc., and any appropriate Canadian securities regulatory authorities, the appropriate documentation regarding his ownership of the Company's securities.


                                   SECTION 18
                                  GOVERNING LAW

         18.1 This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of New Jersey.


         IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto.

Attest:                                DUSA PHARMACEUTICALS, INC.,
                                       a New Jersey corporation


/s/ Nanette W. Mantell                 By: /s/D. Geoffrey Shulman
-------------------------------            -------------------------------
Nanette W. Mantell, Secretary              Dr. D. Geoffrey Shulman, President


                                       PARTEQ RESEARCH & DEVELOPMENT
                                       INNOVATIONS


                                       By: /s/ John Molloy
                                           -------------------------------
                                           John P. Molloy, Acting Executive
                                           Director


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                                   SCHEDULE A

                                SUBSCRIPTION FORM


To:      The Secretary of DUSA Pharmaceuticals, Inc.

         Pursuant to the terms and subject to the conditions set forth in the Nonqualified Stock Option Agreement (the "Agreement") dated as of JUNE 23, 1999, between DUSA Pharmaceuticals, Inc. and the undersigned, and the Option granted to the undersigned by such Agreement, I hereby elect to purchase shares of Common Stock of DUSA Pharmaceuticals, Inc. which were the subject of such Option. I understand that such purchase is subject to all the terms and conditions of the Agreement. I request that the certificates for such shares of Common Stock shall be issued in the name of:


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                     (please print or type name and address)

and be delivered to:


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                     (please print or type name and address)

         The undersigned hereby represents and warrants to, and agrees with the Company as follows:

         (a) The shares are being purchased for the undersigned's own account, for investment purposes only, and not for the account of any other person, and not with a view to distribution, assignment, or resale to others, or to fractionalization in whole or in part and that the offering and sale of the shares is intended to be exempt from registration under the Securities Act of 1933 (the "Act"). In furtherance thereof, the undersigned represents, warrants and agrees as follows: (i) no other person has or will have a direct or indirect beneficial interest in such shares and the undersigned will not sell, hypothecate, or otherwise transfer his shares except in accordance with the Act and applicable state securities laws or unless in the opinion of counsel for the Company, an exemption from the registration requirements of the Act and such laws is available; and (ii) the Company is under no obligation to register the shares on behalf of the undersigned or to assist the undersigned in complying with any exemption from registration.

         (b) The undersigned has such knowledge and experience in financial and business matters that the undersigned is capable of evaluating the merits and risks of investment in the Company and of making an informed investment decision.

         In full payment of the purchase price with respect to the Option exercised, the undersigned hereby tenders payment of $___________ by certified check or official bank cashier's check or

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money order payable in Canadian or United States currency to the order of DUSA
Pharmaceuticals, Inc.


Dated:                          X
                                 ------------------------------------
                                         (Signature)

                                -------------------------------------
                                         Name (Please Print)

                                -------------------------------------
                                         (Address)

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                                         Taxpayer Identification Number